Exhibit 32

Certification Pursuant to Section 1350,
Chapter 63 of Title 18, of
U.S.C. as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report on Amendment Number 1 of Form 10-Q/A,  of Titan Technologies, Inc.(the "Company") for the period ended January 31, 2009, as filed with the Securities and exchange Commission on the date hereof (the "Report"), I, the undersigned, in the capacity and on the date  indicated  below,  hereby  certify  pursuant to 18 U.S.C. Section 1350, as adopted  pursuant to Section 906 of the  Sarbanes-Oxley Act of 2002, that to my knowledge:

          a) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2009

/s/ Ronald L. Wilder
Ronald L. Wilder
President